UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2009
Teleflex Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania	19468

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-948-5100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On September 4, 2009, the Company made certain historical financial information available through the Company’s website. The information includes adjusted condensed consolidated statements of income, adjusted consolidated segment results of operations, adjusted condensed consolidated cash flows and adjusted consolidated income from continuing operations, net of tax, and diluted earnings per share to reflect the Company’s Power Systems business as a discontinued operation for the historical periods presented.
A copy of such financial information is furnished as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Adjusted Statements of Income to Reflect Discontinued Operations
99.2 Adjusted Cash Flows to Reflect Discontinued Operations
99.3 Adjusted Segment Results of Operations to Reflect Discontinued Operations
99.4 Amounts Attributable to Common Shareholders Adjusted Income from Continuing Operations, Net of Tax and Diluted Earnings Per Share to Reflect Discontinued Operations

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated
September 4, 2009	By:	Kevin K. Gordon
		Name:	Kevin K. Gordon
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Adjusted Statements of Income to Reflect Discontinued Operations
99.2	Adjusted Cash Flows to Reflect Discontinued Operations
99.3	Adjusted Segment Results of Operations to Reflect Discontinued Operations
99.4	Amounts Attributable to Common Shareholders Adjusted Income from Continuing Operations, Net of Tax and Diluted Earnings Per Share to Reflect Discontinued Operations